                                  (EXHIBIT 11)

                         CONCORDE CAREER COLLEGES, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                                     Basic EPS                   Diluted EPS
                                                    Six Months                    Six Months
                                                   Ended June 30,                Ended June 30,
                                           --------------------------    -------------------------
                                               2002           2001           2002           2001
                                               ----           ----           ----           ----
Weighted average shares outstanding ....     3,989,000      3,880,000      3,989,000      3,880,000
Options ................................                                     321,000        160,000
Debt/nondetachable warrants ............                                   1,287,000      1,287,000
Convertible preferred stock ............                                     533,000
                                           -----------    -----------    -----------    -----------
Adjusted weighted average shares .......     3,989,000      3,880,000      6,130,000      5,327,000
                                           ===========    ===========    ===========    ===========

Net income .............................   $ 1,834,000    $   473,000    $ 1,834,000    $   473,000
Interest on convertible debt, net of tax                                      54,000         53,000
Class B preferred stock accretion ......      (106,000)      (118,000)                     (118,000)
                                           -----------    -----------    -----------    -----------
Income available to common shareholders    $ 1,728,000    $   355,000    $ 1,888,000    $   408,000
                                           ===========    ===========    ===========    ===========
Net income per share ...................   $       .43    $       .09    $       .31    $       .08
                                           ===========    ===========    ===========    ===========

                                                    Basic EPS                  Diluted EPS
                                                   Three Months                Three Months
                                                  Ended June 30,              Ended June 30,
                                           --------------------------    -------------------------
                                                2002          2001            2002        2001
                                                ----          ----            ----        ----
Weighted average shares outstanding ....     3,992,000      3,872,000      3,992,000     3,872,000
Options ................................                                    335,000        177,000
Debt/nondetachable warrants ............                                  1,287,000      1,287,000
Convertible preferred stock ............                                    533,000        552,000
                                           -----------    -----------    -----------   -----------
Adjusted weighted average shares .......     3,992,000      3,872,000      6,147,000     5,888,000
                                           ===========    ===========    ===========   ===========

Net income .............................   $   996,000    $   609,000    $   996,000   $   609,000
Interest on convertible debt, net of tax                                      27,000        26,000
Class B preferred stock accretion ......       (54,000)       (54,000)
                                           -----------    -----------    -----------   -----------
Income available to common shareholders    $   942,000    $   555,000    $ 1,023,000   $   635,000
                                           ===========    ===========    ===========   ===========
Net income per share ...................   $       .24    $       .14    $       .17   $       .11
                                           ===========    ===========    ===========   ===========

                                       17